AMENDMENT NO. 1 TO RIGHTS AGREEMENT

          This AMENDMENT NO. 1, dated as of January 23, 2004 (this "Amendment"), is between Cole National Corporation, a Delaware corporation (the
"Corporation"), and National City Bank, as Rights Agent (the "Rights Agent").

                                    Recitals
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          WHEREAS, the Corporation and the Rights Agent have heretofore executed and entered into the Rights Agreement, dated as of November 22, 1999 (the
"Rights Agreement");

          WHEREAS, there is not as of the date hereof any Acquiring Person, and a Distribution Date (as such terms are defined in the Rights Agreement) has not occurred;

          WHEREAS, pursuant to Section 27 of the Rights Agreement, the Corporation may, subject to certain limitations, from time to time supplement or amend any provision of the Rights Agreement in accordance with the provisions thereof;

          WHEREAS, the Corporation proposes to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), dated as of January 23, 2004, with Luxottica Group S.p.A., a Societa per Azioni organized under the laws of Italy ("Parent"), and Parent's indirect wholly-owned subsidiary, Colorado Acquisition Corp., a Delaware corporation ("Merger Sub");

          WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Corporation (the "Merger"), with the Corporation surviving the Merger, in accordance with the Delaware General Corporation Law as well as all other applicable laws;

          WHEREAS, the Corporation proposes to execute and deliver to HAL International N.V., a Netherlands Antilles corporation, a waiver, pursuant to which the Corporation shall waive certain of the provisions of the Standstill Agreement, dated as of November 22, 1999 (as it may be amended or supplemented from time to time); and

          WHEREAS, as a condition and inducement to Parent's and Merger Sub's willingness to enter into the Merger Agreement, it is proposed that Larry Pollock will enter into an agreement with Parent and Merger Sub, pursuant to which, among other things, he will agree to vote his Common Shares (as such term is defined in the Rights Agreement) in favor of the Merger Agreement and the Merger;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Corporation hereby directs, and the parties hereto agree, that the Rights Agreement is amended as follows:

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          (a) AMENDMENT OF SECTION 1(A). Section 1(a) of the Rights Agreement is
amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, none of Luxottica Group S.p.A., a Societa per Azioni organized under the laws of Italy ("Luxottica"), or Colorado Acquisition Corp., a Delaware corporation ("Merger Sub"), or any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of one or more of (i) the approval, execution or delivery of the Agreement and Plan of Merger, dated as of January [ ], 2004, by and between Luxottica, Merger Sub and the Company, as it may be amended from time to time (the "Merger Agreement");
     (ii) the approval, execution or delivery of the voting agreement, dated as of January [ ], 2004, by and between Luxottica, Merger Sub and Larry Pollock, as it may be amended from time to time (the "Pollock Voting Agreement"); (iii) the approval, execution or delivery to HAL International N.V., a Netherlands Antilles corporation, of the waiver (the "HAL Standstill Waiver"), pursuant to which the Company shall waive certain of the provisions of the Standstill Agreement, dated as of November 22, 1999 (as it may be amended or supplemented from time to time); (iv) the consummation of the Merger (as defined in the Merger Agreement); (v) the consummation of any of the other transactions contemplated in the Merger Agreement or the Pollock Voting Agreement; or (vi) the public announcement of any of the foregoing (each such event, an "Exempt Event")."

          (b) AMENDMENT OF SECTION 1(H). Section 1(h) of the Rights Agreement is amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of an Exempt Event."

          (c) AMENDMENT OF SECTION 1(J). Section 1(j) of the Rights Agreement is amended and restated to state in its entirety as follows:

     "Expiration Date" means the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24, and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement).

          (d) AMENDMENT OF SECTION 1(L). Section 1(l) of the Rights Agreement is amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Flip-In Event shall not be deemed to have occurred solely as the result of an Exempt Event."

          (e) AMENDMENT OF SECTION 1(M). Section 1(m) of the Rights Agreement is

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amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Flip-Over Event shall not be deemed to have occurred solely as the result of an Exempt Event."

          (f) AMENDMENT OF SECTION 1(BB). Section 1(bb) of the Rights Agreement is amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Share Acquisition Date shall not be deemed to have occurred solely as the result of an Exempt Event."

          (g) AMENDMENT OF SECTION 1(EE). Section 1(ee) of the Rights Agreement is amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred solely as the result of an Exempt Event."

          (h) AMENDMENT OF SECTION 11(A). Section 11(a) of the Rights Agreement is amended to add the following clause (iv):

          "(iv) Notwithstanding the foregoing or anything in the Agreement to the contrary, this Section 11(a) shall not apply to any Exempt Event."

          (i) AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is amended to add the following clause (e):

     "(e) Notwithstanding anything in this Agreement to the contrary, no Exempt Event shall be deemed to be an event of the type described in this Section 13, and an Exempt Event shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13."

          (j) Amendment of Section 29. Section 29 of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Notwithstanding the foregoing, nothing in this Agreement will be construed to give any holder of Rights or any other Person any legal or equitable right, remedy or claim under this Agreement in connection with execution and delivery of the Merger Agreement, the Pollock Voting Agreement, or the HAL Standstill Waiver, or the consummation of the transactions contemplated thereby."

          (k) OFFICER'S CERTIFICATE. The parties agree that execution of this Amendment by the Corporation shall satisfy the certificate delivery requirement of Section 27.

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          (l) EFFECTIVENESS. This Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Merger Agreement and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          (m) MISCELLANEOUS. This Amendment will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that nothing contained herein will affect the ability of the Corporation under the provisions of Section 27 of the Rights Agreement to supplement or amend this Amendment to replace such invalid void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date and year first above written.


Attest:                               COLE NATIONAL CORPORATION

By: /s/ Leslie D. Dunn                By: /s/ Larry Pollock
   ---------------------------           ----------------------------------
Name:  Leslie D. Dunn                 Name:  Larry Pollock
Title: Senior Vice President,         Title: President and Chief Financial
        Secretary & General Counsel           Officer

Attest:                               NATIONAL CITY BANK,
                                      AS RIGHTS AGENT

By: /s/ Sherry L. Damore             By:  /s/ Sharon R. Boughter
   ---------------------------           ----------------------------------
Name:  Sherry L. Damore               Name:  Sharon R. Boughter
Title: Vice President                 Title: Officer

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